As filed with the Securities and Exchange Commission on May 13, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SNYDER’S-LANCE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-0292920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

SNYDER’S-LANCE, INC. 2016 KEY EMPLOYEE INCENTIVE PLAN

(Full title of the plan)

Gail Sharps Myers, Esq.
Senior Vice President, General Counsel and Secretary
Snyder’s-Lance, Inc.
13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Name and address of agent for service)

(704) 554-1421
(Telephone number, including area code,
of agent for service)

Copies to:

Kevin T. Collins, Esq.

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

(212) 891-1600

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.83-1/3 par value	4,000,000 shares	$31.41	$125,640,000	$12,651.95
Common Stock, $0.83-1/3 par value (4)	2,574,285 shares	N/A	N/A	N/A
Total	6,574,285 shares	$31.41	$125,640,000	$12,651.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities offered or issued under the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan, as amended, to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions affected without the receipt of consideration that increases the number of the Registrant’s outstanding securities.
(2)	A maximum aggregate of 6,574,285 shares may be offered and sold pursuant to the Registrant’s 2016 Key Employee Incentive Plan (the “2016 Plan”). Of this amount, (a) 2,574,285 shares were previously registered for offer and sale under the Registrant’s 2012 Key Employee Incentive Plan (the “2012 Plan”) (the “Carried Forward Shares”) and (b) 4,000,000 shares are newly registered shares. The Carried Forward Shares consist of (a) 824,756 shares that were available for awards under the 2012 plan as of May 11, 2016, as may be increased to also include (b) up to 1,749,529 shares that were subject to awards under the 2012 Plan on May 11, 2016 and become available for reuse upon cancellation, termination, expiration or lapse of such awards after May 11, 2016 in accordance with the terms of the 2016 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices for the common stock on May 11, 2016 as reported on The Nasdaq Stock Market.
(4)	The amount to be registered in this row reflects the Carried Forward Shares. All of the Carried Forward Shares were registered pursuant to the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2012 (File No. 333-182833) (the “2012 Plan Registration Statement”). Pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fees previously paid for the Carried Forward Shares. The Registrant is concurrently filing a Post-Effective Amendment No. 1 to the 2012 Plan Registration Statement to reflect the carry forward of the shares registered thereunder to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. These documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 (the “Annual Report”) as filed with the Commission on March 1, 2016.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2016 as filed with the Commission on May 12, 2016.

(c)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 27, 2016, February 16, 2016, February 26, 2016, March 1, 2016, May 5, 2016 and May 10, 2016.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report.
(e)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not considered “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities the Registrant is offering is being passed upon by Jade C. Murray, Esq., Assistant General Counsel of the Registrant.

Item 6.	Indemnification of Directors and Officers.

Under North Carolina law, a corporation may limit or eliminate a director’s monetary liability in its articles of incorporation subject to three relevant exceptions: (i) for the unlawful payment of dividends; (ii) for a transaction from which the director derived an improper personal benefit; and (iii) for acts or omissions that the director at the time of his alleged breach of duty knew or believed were clearly in conflict with the best interest of the corporation. Snyder’s-Lance’s restated articles of incorporation and bylaws provide that, to the fullest extent permitted by applicable law, no director of Snyder’s-Lance shall have any personal liability arising out of any action whether by or in the right of Snyder’s-Lance or otherwise for monetary damages for breach of his or her duty as a director.

Under North Carolina law, a corporation is permitted to indemnify a director, officer, employee or agent against liability incurred in a proceeding to which the individual was made a party because of the fact he was a director, officer, employee or agent of the corporation if he (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify such individual in connection with a proceeding by or in the right of the corporation in the individual was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which the individual was adjudged liable (whether or not involving action in his official capacity) on the basis of having received an improper personal benefit. North Carolina law permits a corporation in its articles of incorporation or bylaws or by contract or resolution to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses in any proceeding (including derivative suits) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Snyder’s-Lance’s bylaws require Snyder’s-Lance to indemnify its directors to the fullest extent permitted by law.

North Carolina law also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities which they may incur in such capacities. Snyder’s-Lance has purchased insurance to provide for indemnification of directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.
(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 13th day of May, 2016.

SNYDER’S-LANCE, INC.

By	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Rick D. Puckett and Gail Sharps Myers, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carl E. Lee, Jr.
Carl E. Lee, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2016

/s/ Rick D. Puckett	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2016
Rick D. Puckett

/s/ James W. Johnston	Chairman of the Board of Directors	May 13, 2016
James W. Johnston

/s/ Jeffrey A. Atkins	Director	May 13, 2016
Jeffrey A. Atkins

/s/ Peter P. Brubaker	Director	May 13, 2016
Peter P. Brubaker

/s/ C. Peter Carlucci, Jr.	Director	May 13, 2016
C. Peter Carlucci, Jr.

/s/ John E. Denton	Director	May 13, 2016
John E. Denton

/s/ Brian J. Driscoll	Director	May 13, 2016
Brian J. Driscoll

/s/ Lawrence V. Jackson	Director	May 13, 2016
Lawrence V. Jackson

/s/ David C. Moran	Director	May 13, 2016
David C. Moran

/s/ Dan C. Swander	Director	May 13, 2016
Dan C. Swander

/s/ Isaiah Tidwell	Director	May 13, 2016
Isaiah Tidwell

/s/ Patricia A. Warehime	Director	May 13, 2016
Patricia A. Warehime

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Articles of Incorporation of Snyder’s-Lance, Inc. as amended through May 3, 2013, incorporated herein by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-Q filed on August 6, 2013.

4.2	Bylaws of Snyder’s-Lance, Inc., as amended through May 6, 2014, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2014.

4.3	Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan, filed herewith.

5.1	Opinion of Jade C. Murray, Esq., filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of KPMG LLP, filed herewith.

23.3	Consent of Jade C. Murray, Esq. (contained in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (included on signature page).